Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to this Registration Statement on Form S-3 of our report dated March 30, 2020, relating to the consolidated financial statements of LifeMD, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of LifeMD, Inc. for the year ended December 31, 2019.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ BF Borgers CPA PC
BF Borgers CPA PC

Lakewood, Colorado
June 17, 2021